UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2011

ESSA BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania		18360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 570-421-0531

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 3, 2011, ESSA Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors and the ratification of the independent registered public accountants. A breakdown of the votes cast is set forth below.

	For	Withheld	Broker non-votes

1. The election of Directors

Daniel J. Henning	9,353,202	386,066	1,255,553

Frederick E. Kutteroff	9,354,584	384,684	1,255,553

Elizabeth B. Weekes	9,347,825	391,443	1,255,553

2. The ratification of the appointment of S.R. Snodgrass, A.C. as independent public accounting firm for the Company for the fiscal year ending September 30, 2011.

For	Against	Abstain	Broker non-votes

10,813,974	52,341	128,506	—

3. To consider and act upon an advisory, non-binding resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker non-votes

9,363,616	324,745	50,907	1,255,553

4. To consider and act upon an advisory resolution on the frequency at which the Company should include an advisory vote regarding the compensation of the Company’s named executive officers in its proxy statement for shareholder consideration.

One Year	Two Years	Three Years	Abstain	Broker non-votes

7,825,835	172,272	1,482,542	96,141	1,255,553

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD FINANCIAL CORP.

DATE: March 7, 2011	By:	/s/ Gary S. Olson
Gary S. Olson
President and Chief Executive Officer